Exhibit 3.2

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

INDEPENDENCE CONTRACT DRILLING, INC.

a Delaware corporation

Independence Contract Drilling, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

A. The name of the Corporation is Independence Contract Drilling, Inc.. The date of the filing of the original Certificate of Incorporation of the Corporation (the “Original Certificate”) with the Secretary of State of the State of Delaware was November 4, 2011.

B. An Amended and Restated Certificate of Incorporation (the “Existing Certificate”) amending, restating and integrating the provisions of the Original Certificate was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL and by the written consent of its stockholders in accordance with Section 228 of the DGCL, and filed with the Secretary of State of the State of Delaware on December 15, 2011.

C. This Amended and Restated Certificate of Incorporation (the “Certificate”) amends, restates and integrates the provisions of the Existing Certificate, and was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL and by the affirmative vote of a majority of its stockholders at an annual meeting in accordance with Section 211 of the DGCL.

D. The text of the Existing Certificate is hereby amended and restated in its entirety to provide as herein set forth in full.

ARTICLE I

NAME

The name of this corporation is Independence Contract Drilling, Inc.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

1. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of stock which the Corporation shall have the authority to issue is 110,000,000 consisting of 100,000,000 shares of Common Stock, with a par value of $.01 per share and 10,000,000 shares of Preferred Stock, with a par value of $.01 per share. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote at any meeting of stockholders; provided, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including, but not limited to, any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

2. The Board of Directors is further authorized, subject to the limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

3. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series of Preferred Stock, the number of which is fixed by it, subsequent to the issuance of shares then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Certificate or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE V

DURATION

The Corporation is to have perpetual existence.

ARTICLE VI

BOARD OF DIRECTORS

1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

2. The directors, other than those who may be elected by the holders of any series of Preferred Stock pursuant to the provisions of this Certificate or any resolution or resolutions providing for the issuance of such class or series of stock adopted by the Board of Directors, shall be elected by the stockholders entitled to vote thereon in the manner and at the times provided in the Bylaws of the Corporation.

3. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

4. No stockholder shall be permitted to cumulate votes at any election of directors.

5. Subject to the rights of holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors that constitute the whole Board of Directors shall be fixed, and may be increased or decreased from time to time, exclusively by resolution adopted by a majority of the entire Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

6. Any director may be removed from the Board of Directors by the stockholders of the Corporation only for cause, and in such case only by the affirmative vote of the holders of at least a majority of the total voting power of all classes of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”).

7. Except as otherwise provided by any resolution or resolutions providing for the issuance of a class or series of Preferred Stock adopted by the Board of Directors, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until his or her successor shall be elected and qualified.

ARTICLE VII

BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend, alter or repeal the Bylaws of the Corporation. The affirmative vote of at least a majority of the Board of Directors then in office shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Corporation’s

Bylaws. Notwithstanding any other provision of this Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate or by any resolution or resolutions providing for the issuance of such class or series of stock adopted by the Board of Directors, the affirmative vote of the holders of a majority of the total voting power of the Voting Stock, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal any provision of the Bylaws, or to adopt any new Bylaw; provided, however, that the affirmative vote of the holders of at least 66 2⁄3% of the total voting power of the Voting Stock, voting together as a single class, shall be required for the stockholders of the Corporation to alter, amend or repeal, or adopt any Bylaw inconsistent with, the following provisions of the Bylaws: ARTICLE I; Sections 2.1, 2.2, 2.4 and 2.12 of ARTICLE II; ARTICLE V; and ARTICLE IX, or in each case, any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other Bylaw). No Bylaw hereafter legally altered, amended or repealed shall invalidate any prior act of the directors or officers of the Corporation that would have been valid if such Bylaw had not been altered, amended or repealed.

ARTICLE VIII

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons or entities whomsoever by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this ARTICLE VIII. Notwithstanding any other provision of this Certificate or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate or by any resolution or resolutions providing for the issuance of such class or series of stock adopted by the Board of Directors, the affirmative vote of the holders of at least 66 2⁄3% of the total voting power of the Voting Stock, voting together as a single class, shall be required to amend, alter, change or repeal, or adopt any provision inconsistent with ARTICLE VI, ARTICLE VII, ARTICLE IX, ARTICLE X, and this ARTICLE VIII of this Certificate, or in each case, any successor provision (including, without limitation, any such article or section as renumbered as a result of any amendment, alteration, change, repeal or adoption of any other provision of this Certificate). Any repeal or modification of ARTICLE IX shall not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE IX

LIMITATIONS ON LIABILITY AND INDEMNIFICATION

OF DIRECTORS AND OFFICERS

1. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

2. The Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, arbitration or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors.

3. The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

4. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

5. Neither any amendment or repeal of any Section of this ARTICLE IX, nor the adoption of any provision of this Certificate inconsistent with this ARTICLE IX, shall eliminate or reduce the effect of this ARTICLE IX, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this ARTICLE IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

STOCKHOLDER ACTION

1. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any action by written consent by such stockholders.

2. Except as otherwise required by law or provided by any resolution or resolutions providing for the issuance of a class or series of Preferred Stock adopted by the Board of Directors, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors and any other power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice of a special meeting of stockholders shall be transacted at such special meeting.

3. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

ARTICLE XI

PERMITTED ACTIVITIES AND CORPORATE OPPORTUNITIES

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Permitted Person shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty by reason of the fact that such Permitted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries (collectively, “Permitted Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Permitted Person expressly and solely in such Permitted Person’s capacity as a director of the Corporation.

ARTICLE XII

EXCLUSIVE JURISDICTION OF CERTAIN ACTIONS

The Court of Chancery of the State of Delaware shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or the Amended and Restated Certificate or Bylaws of the Corporation or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine, in each such case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

ARTICLE XIII

SEVERABILITY

If any provision or provisions of this Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate (including, without limitation, each portion of any paragraph of this Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate (including, without limitation, each such portion of any paragraph of this Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

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THIS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this          day of                     , 2014.

By:
Philip A. Choyce, Secretary

Signature Page to Amended and Restated Certificate